Exhibit 10.4

AMENDED AND RESTATED LEAK-OUT AGREEMENT

This AMENDED AND RESTATED Leak-Out Agreement (this “Agreement”) is entered into effective as of [__], 2024 (the “Effective Date”), by and between Notes Live, Inc., a Colorado corporation (the “Company”), and the undersigned holder (the “Stockholder”) of shares of the Company’s Class C Voting Common Stock.

WHEREAS, Stockholder is the holder of that number of shares of Class C Voting Common Stock of the Company, par value $0.001 per share, set forth on the signature page to this Agreement (the “Class C Shares”).

WHEREAS, as a condition to issuing to Stockholder the Class C Shares, Stockholder agreed to restrict the disposition of the Class C Shares by Stockholder, and the Stockholder agreed to the restrictions on disposition.

WHEREAS, Stockholder and the Company previously entered into a Leak-Out Agreement with respect to the Class C Shares (the “Prior Agreement”), and, since the date of the Prior Agreement the Company, Fresh Vine Wine, Inc., a Nevada corporation (“Fresh Vine”) and FVM Merger Sub., Inc., a Colorado corporation, entered into an Agreement and Plan of Merger dated January 25, 2024 (the “Merger Agreement”) whereby at the closing of the merger transaction contemplated thereby (the “Merger”) each then outstanding share of Company common stock will be converted into the right to receive a number of shares of Fresh Vine common stock calculated in accordance with the Merger Agreement. In accordance with the Merger Agreement the offer and sale of shares of common stock of Fresh Vine as part of the proposed Merger, and any exchange of the Class C Shares held by Stockholder for shares of Fresh Vine common stock in connection with the consummation of the Merger, are to be registered under the Securities Act of 1933, as amended (the “Securities Act”) on a Form S-4, and, therefore upon issuance will not be restricted stock when issued to non-affiliates.

WHEREAS, through this Agreement the parties desire to, among other things, amend certain terms of the Prior Agreement to permit Stockholder to decrease the restrictions on Stockholder’s ability to dispose of or transfer the Class C Shares and clarify that the restrictions on the Class C Shares are intended to apply to both the Class C Shares (or, if applicable, shares of Class D Stock as further described herein) and any shares of Fresh Vine common stock that may be issued in exchange therefor in connection with the Merger and pursuant to the terms of the Merger Agreement (the “Merger Shares”).

WHEREAS, it is a condition to the closing of the Merger that stockholders of the Company enter into lock-up and leak-out agreements to the satisfaction of the parties to the Merger Agreement, and Stockholder will materially benefit from the Merger, and, therefore in connection with the Company’s entry into the Merger Agreement the parties now desire to amend and restated the Prior Agreement in its entirety, as provided herein.

WHEREAS, the Company has, or expects to, seek the approval of its shareholders to grant the Company’s board of directors the authority to, in its discretion, amend the Company’s Articles of Incorporation to provide for new series of common stock, being Series D Voting Common Stock (“Class D Stock”), with such series of common stock to have the same economic and governance rights as the Class C Shares.

WHEREAS, to give effect to the intent of the Merger Agreement, and the parties intent for an orderly market with respect to the market for the Company’s securities after the closing of the Merger, the Company and Fresh Vine have, or expect to, amend the Merger Agreement to provide that when, and if, an amendment to create the Class D Stock is filed with the Colorado Secretary of State (the “Class D Amendment”) shares of Fresh Vine’s common stock that is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and listed on the NYSE American Stock Exchange will in connection with the closing of the Merger be issued (or issuable) in exchange for outstanding shares of Class D Stock, whereas a new series of Fresh Vine common stock that is not listed on the NYSE American Stock Exchange will be issued (or issuable) in exchange for any other outstanding series of Company common stock.

NOW, THEREFORE, in consideration of these premises and the mutual agreements herein set forth, the parties hereto agree as follows:

1. Leak-Out of Class C Shares

A. Leak-Out. Except as otherwise expressly provided herein:

i. With respect to any of the Class C Shares in which Stockholder has a basis of $[___] or more per share (giving effect to the 5-for-1 forward stock split effected in November 2023 and outside of the Company’s current offering of $10 per share), the Stockholder may only Transfer: [25]% of such Class C Shares prior to the 180th day from the consummation of Merger; an additional [25]% of the Class C Shares between the 181st day from the consummation of the Merger through the one year anniversary thereof; and after the first annual anniversary of the consummation of the Merger all Class C Shares then held by Stockholder being released from the restrictions and limitations on Transfers set forth in Section 1 of this Agreement.

ii. With respect to any of the Class C Shares in which Stockholder has a basis of other than $[___] per share (giving effect to the 5-for-1 forward stock split effected in November 2023), commencing on the closing of the Merger, and continuing through the third annual anniversary thereof (the “Leak-Out Period”), the Stockholder may only Transfer up to [10]% of such Class C Shares (or Merger Shares) in any twelve-month period during the Leak-Out Period. For the avoidance of doubt, at the end of the Leak-Out Period the restrictions and limitations on Transfers shall terminate with respect to such Class C Shares (or Merger Shares) then held by Stockholder and Stockholder may Transfer up to [10]% of the Class C Shares beginning on the date that the Merger is consummated through the first annual anniversary thereof; up to an additional [10]% of the Class C Shares between the first and second annual anniversary date thereof and up to an additional [10]% of the Class C Shares between the second and third anniversary date thereof, and after the third annual anniversary of the consummation of the Merger all Class C Shares then held by Stockholder being released from the restrictions and limitations on Transfers set forth in Section 1 of this Agreement.

Stockholder may not Transfer any of the Class C Shares prior to the consummation of the Merger.

The restrictions in this Section 1, and the other terms and conditions of this Agreement, shall apply to: (i) the Class C Shares held by the Stockholder as of the date hereof; (ii) any shares of Class D Stock issued to Stockholder upon the exchange or conversion of the Class C Shares as set forth in this Agreement; and (iii) after the closing of the Merger, to the Merger Shares issued to Stockholder in exchange for Stockholder’s Class C Shares (or, as the case may be, any shares of Class D Stock then held by Stockholder) in connection with the closing of the Merger. For the avoidance of doubt, all references to Class C Shares in this Agreement shall mean, and apply equally to the Merger Shares after consummation of the Merger (whether such Merger Shares are issued in exchange for the Class C Shares and / or the shares of Class D Stock held by Stockholder that are subject to the terms of this Agreement).

(a) For the purposes of this Agreement, “Transfer” or “Transferred” means (i) when used as a verb, to give, sell, exchange, assign, transfer, pledge, hypothecate, bequeath, devise or otherwise dispose of or encumber, and (ii) when used as a noun, the nouns corresponding to such verbs, in either case voluntarily or involuntarily, by operation of law or otherwise, including, without limitation, upon bankruptcy, death, divorce, marriage dissolution or otherwise.

(b) Notwithstanding the foregoing, the Company may, in its discretion, permit Stockholder the right to Transfer the Class C Shares in a bona fide private transaction or by gift or for estate planning purposes, subject to receipt of an opinion of legal counsel for the Company that there is an available exemption from registration for any such transaction under the Securities Act, and subject to any transferee’s execution and delivery of a copy of this Agreement; provided, however, in such event, Stockholder and any transferee in any such Transfer of the Class C Shares shall be required to aggregate their respective Transfers of the Class C Stock during the term of this Agreement so that the combined Transfer of shares of the Class C Shares Transferred by Stockholder and any such transferee does not exceed the number of shares of the Class C Stock that could have been Transferred by Stockholder during the Leak-Out Period, as applicable to Stockholder as set forth in Section 1A i or ii above, as if any such Transfer had not occurred.

(c) An appropriate legend describing this Agreement shall be imprinted on each stock certificate (or book entry position) representing Class C Shares (if any) covered hereby, and the transfer records of the Company’s transfer agent shall reflect such resale restrictions.

B. Release from Leak-Out. If, at any time within the first twelve months after the consummation of the Merger, the closing sale price of the Company’s (or Fresh Vine’s) common stock (including the Merger Shares) is $[___] or greater for ten consecutive trading days, as reported on the NYSE American Stock Exchange or any other exchange or trading quotation system where such shares are listed, all of the Merger Shares shall cease to be subject to the leak-out restrictions in Section 1.A above.

C. Evidence of Compliance. Failure by Stockholder to provide the Company with reasonable evidence of compliance with the terms and provisions of this Agreement on written request by the Company and within ten business days of such written request shall result in the withdrawal of any legal opinion rendered by legal counsel respecting the permitted or lawful Transfer of the Class C Stock. In any such event, “stop transfer” instructions shall be provided to the Company’s transfer and registrar agent regarding the Class C Shares.

D. Company Discretion to Waive. Notwithstanding anything to the contrary set forth herein, the Company may, in its sole discretion and in good faith, at any time and from time to time, waive any of the conditions or restrictions contained herein that are applicable to the Class C Shares issued to, and held by, the Stockholder whether or not such conditions or restrictions are waived for any other shareholder of the Company. Notwithstanding any such waiver, all Transfers of the Class C Shares by Stockholder shall be made in accordance will all applicable securities laws, rules and regulations.

E. Recapitalizations and Exchanges Affecting the Shares; Merger Shares. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Class C Shares (and / or shares of Class D Stock held by the Stockholder) prior to the Merger, and to any and all shares of capital stock or equity securities of the Company which may be issued by reason of any stock dividend, stock split, reverse stock split, combination, recapitalization, reclassification or otherwise. In addition, the provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Merger Shares after the consummation of the Merger, and to any and all shares of capital stock or equity securities of Fresh Vine which may be issued by reason of any stock dividend, stock split, reverse stock split, combination, recapitalization, reclassification or otherwise that may be effected after completion of the Merger and that may effect the Merger Shares.

F. Rights of Class C Stock. Except as otherwise provided in this Agreement or any other agreements between the parties, Stockholder shall be entitled to the beneficial rights of ownership of the Shares, including the right to vote the Class C Shares.

G. Additional Restrictions. The Transfer restrictions on the Class C Shares set forth in this Agreement shall be in addition to all other restrictions on transfer imposed by applicable federal and state securities laws, rules and regulations.

H. Contingent Reversion to Prior Agreement. In the event that the Merger Agreement is terminated for any reason, effective upon such termination the restrictions and limitations on Transfer applicable to the Class C Shares set forth in the Prior Agreement shall be deemed incorporated into this Agreement, and shall serve to amend and supersede the restrictions and limitations on Transfer set forth in Section 1 of this Agreement.

2. Conversion and Exchange of Class C Shares

A. Exchange and Conversion. When, and if, the Class D Amendment is filed with the Colorado Secretary of State and effective, all of the Class C Shares then owned by Stockholder, shall automatically and without further action by the Stockholder convert or otherwise be exchanged for (the “Conversion”) into an equal number of shares of the Class D Stock set forth on the signature page hereto (the “Conversion Shares”). Stockholder acknowledges that the Conversion Shares shall be full and final consideration for the Class C Shares, exchanged therefore and the Class C Shares shall be deemed surrendered to the Company. To effect the Conversion, upon the Class D Amendment being filed and effective, the Stockholder hereby assigns, transfers and conveys to the Company all of his, her or its right, title and interest in and to the Class C Shares, and consents to and ratifies and confirms the filing of the Class D Amendment in all respects. In consideration therefore, the Company hereby agrees that Class C Shares, shall be exchanged and converted into shares of Class D Stock on a one-for-one basis. Stockholder consents to, and authorizes the Conversion in all respects, and authorizes the Chief Executive Officer, Chief Financial Officer or President of the Company to serve as Stockholder’s agent and attorney-in-fact to take all requisite actions or execute and deliver all necessary documents or instruments to cause the Conversion to be effected.

B. Full Power and Authority; No Encumbrances. Stockholder represents and warrants to the Company that the Stockholder has full power and authority to enter into and perform his, her or its obligations under this Agreement, and this Agreement has been duly authorized by all necessary action on the part of Stockholder, has been duly executed and delivered by Stockholder, and is a valid and binding agreement enforceable against Stockholder in accordance with its terms. Stockholder owns the Class C Shares, free and clear of all liens or encumbrances of any kind (except as may be imposed by law).

C. Surrender of Certificates. When and if the Conversion is effected, Stockholder agrees to surrender the original share certificate (if any) evidencing the Class C Shares to the Company at its principal executive office for cancellation. If Stockholder’s original stock certificate for the Class C Shares is not returned promptly to the Company, Stockholder acknowledges and agrees that (a) if Stockholder recovers the original certificate representing the Class C Shares, it shall be considered void and Stockholder will promptly return the original certificate representing the Class C Shares to the Company immediately for cancellation without any consideration or payment whatsoever, and (b) Stockholder agrees to indemnify and hold harmless the Company, its successors, assigns, subsidiaries and affiliates and each of their respective officers, managers, directors, partners, employees, representatives and legal counsel from any and all losses, liabilities, damages, claims, costs, and expenses of any nature whatsoever, including, without limitation, reasonable attorneys’ fees, arising from or related to any claims made by third parties with respect to the loss, theft or misplacement of the original certificate representing the Class C Shares or any claims made by any purported holder or transferee of the original certificate representing the Class C Shares.

3. General

A. Breach. Stockholder agrees that in the event of a breach of any of the terms and conditions of this Agreement by Stockholder, that in addition to all other remedies that may be available in law or in equity to the non-defaulting parties, a preliminary and permanent injunction, without bond or surety, and an order of a court requiring Stockholder to cease and desist from violating the terms and conditions of this Agreement and specifically requiring Stockholder to perform his, her or its obligations hereunder is fair and reasonable by reason of the inability of the parties to this Agreement to presently determine the type, extent or amount of damages that the Company may suffer as a result of any breach of the terms and provisions of this Agreement or the continuation thereof.

B. Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter, including the Prior Agreement, all of which are merged herein.

C. Amendment. This Agreement may not be modified, amended, altered or supplemented, except by a written agreement executed by each of the parties hereto.

D. Third Party Beneficiary. Each party acknowledges and agrees that Fresh Vine is a third-party beneficiary of the representations, warranties and covenants of this Agreement, and that Fresh Vine is otherwise an express third party beneficiary of this Agreement, entitled to enforce the terms hereof as if it were an original party hereto.

E. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado without giving effect to any conflict of laws provisions; and the Company and Stockholder agree that any action based upon this Agreement may be brought in the United States federal and state courts situated in Colorado only, and that each shall submit to the jurisdiction of such courts for all purposes hereunder.

F. Attorney’s Fees. In the event of default hereunder, the non-defaulting parties shall be entitled to recover reasonable attorney’s fees incurred in the enforcement of this Agreement.

G. Notice. All notices, requests, demands, claims and other communications hereunder shall be in writing, and shall be deemed duly given on the earliest of the following: (i) upon actual receipt; (ii) five Business Days (as defined below) after mailing by first class, certified or registered U.S. mail, postage prepaid and addressed as indicated herein, return receipt requested; or (iii) if sent through a nationally-recognized overnight delivery service that guarantees next day delivery and addressed as indicated herein, costs prepaid, the business day following its delivery to such service in time for next day delivery. If to a Stockholder, delivery shall be made to the address set forth below Stockholder’s name on the signature page.

If to the Company:

Notes Live, Inc.
1755 Telstar Dr. #501

Colorado Springs, CO 80920
Email: [____]

Attn: Secretary

Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered under this Section 2.G by giving the other party notice in the manner set forth herein.

H. Successors. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. The Stockholder shall not assign any of its rights or obligations hereunder without the prior written consent of the Company, which consent may be granted or withheld in the sole discretion of the Company.

I. Amendment. The terms of this Agreement may be modified only by a written agreement signed by both parties.

J. Legal Counsel.   Stockholder represents, warrants and covenants that it has had ample opportunity to consider entering into this Agreement and has had an opportunity to consult with counsel regarding this Agreement prior to executing the same. The Stockholder understands and agrees that legal counsel to the Company has prepared this Agreement on behalf of the Company and is not representing the Stockholder in an individual capacity in the negotiation and consummation of the transactions hereunder.

K. Counterparts. This Agreement may be executed in counterparts (including by portable document format (PDF) or other electronic format), each of which shall be deemed an original and all of which together shall constitute one and the same instrument. At the request of a party hereto, the parties hereto will confirm PDF or other electronic format counterparts by signing a duplicate original document.

L. Further Assurance. Following the date hereof, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

M. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

N. Specific Performance; Injunctive Relief. The Stockholder acknowledges that the Company may be irreparably harmed and that there may be no adequate remedy at law for a breach of any of the covenants or agreements of the Stockholder set forth in this Agreement. Therefore, the Stockholder hereby agrees that, in addition to any other remedies that may be available to the Company upon any such breach, the Company shall have the right to seek specific performance, injunctive relief or any other remedies available to such party at law or in equity.

[Signature Page to follow]

IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Leak-Out Agreement effective as of the Effective Date.

NOTES LIVE, INC.

By:
Name:	J.W. Roth, CEO

STOCKHOLDER:

See attached page.

[Signature Page to Conversion and Leak-Out Agreement]